EXHIBIT 5.1


                                HALE AND DORR LLP
                                Counselors at Law
                              650 College Road East
                           Princeton, New Jersey 08540

                                                     August 12, 2003

Cytogen Corporation
650 College Road East
Suite 3100
Princeton, New Jersey 08540

         Re: Registration Statement
             ----------------------

Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 1,368,422 shares of the common stock, $.01 par value per share (the "Shares"), of Cytogen Corporation, a Delaware corporation (the "Company"). All of the Shares are being registered on behalf of certain stockholders of the Company.

         We have acted as counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We assume that the appropriate action has been taken to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

         We express no opinion herein as to the laws of any state or jurisdiction other than the Delaware General Corporation Law.

         Based upon and subject to the foregoing, and assuming the receipt of the appropriate consideration for the Shares, we are of the opinion that the Shares have been duly authorized, are validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item  601(b)(5) of Regulation S-K under the Securities Act and to the use of our

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name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                     Very truly yours,

                                                     /s/ Hale and Dorr LLP

                                                     HALE AND DORR LLP